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                          THC HOMECARE (CONSOLIDATED)
                                BALANCE SHEET
                                SEPT. 30, 1997

ASSETS

CURRENT ASSETS:
Cash                               1,477,822.04
     Trade Accounts Receivable             0.00
     Inventories (Net)                     0.00
     Curr Portion Note Receivable          0.00
     Curr Prtn N/R Related Party           0.00
     Prepaid Expenses                      0.00

          Total Current Assets                           1,477,822.04

RENTAL EQUIPMENT                                                 0.00

PROPERTY AND EQUIPMENT (NET)                                     0.00

NOTE RECEIVABLE, less curr por                                   0.00

NOTE RECEIVABLE RELATED PARTY                                    0.00

GOODWILL                                                         0.00

DEPOSITS                                                         0.00

INTERCOMPANY                                                     0.00

TOTAL ASSETS                                             1,477,822.04

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current Portion L/T Debt        93,614.79
Current Portion L/T Debt 2     283,564.32
Curr Portn L/T/ Debt Rel Prty   57,244.16
Accounts Payable             2,745,142.63
Accrued Liabilities            534,471.40

          Total Current Liabilities                         3,714,037.30

LONG - TERM DEBT, Net of Current                              817,818.13

LONG-TERM DEBT RELATED PARTY                                  131,463.21

OTHER LIABILITIES                                              49,050.00

STOCKHOLDER'S EQUITY:
     Common Stock                                               4,047.40
     Additional Paid-In Capital                             1,830,225.38
     Common Stock Warrants/Optns                              668,104.40
     Accumulated Deficit                                   (5,736,923.78)

Total Stockholder's Equity                                 (3,234,546.60)

TOTAL LIABILITIES & S/H EQUITY                              1,477,822.04
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